Exhibit 10.73

MEADE INSTRUMENTS CORP.

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT is dated as of this 8th day of May, 2006, between Meade Instruments Corp., a Delaware corporation (the “Corporation”), and Steven L. Muellner (the “Employee”).

W I T N E S S E T H

WHEREAS, the Corporation has adopted and the stockholders of the Corporation have approved the Meade Instruments Corp. 1997 Stock Incentive Plan (the “Plan”).

WHEREAS, pursuant to the Plan, the Corporation has granted an option to the Employee upon the terms and conditions evidenced hereby, as required by the Plan, which Option is not intended as and shall not be deemed to be an incentive stock option within the meaning of Section 422 of the Code.

NOW, THEREFORE, in consideration of the services rendered and to be rendered by the Employee, the Corporation and the Employee agree to the terms and conditions set forth herein as required by the terms of the Plan.

1. Grant of Option. This Agreement evidences the Corporation’s grant to the Employee, as of May 8, 2006 (the “Option Date”), of the right and option to purchase, on the terms and conditions set forth herein and in the Plan, all or any part of an aggregate of 500,000 shares of the Common Stock, par value $0.01 per share, at the price of $2.89 per share (the “Option”), which amount represents the Fair Market Value of the shares as of the Option Date, exercisable from time to time, subject to the provisions of this Agreement and the Plan, prior to the close of business on the day before the tenth anniversary of the Option Date (the “Expiration Date”).

2. Option Exercisability and Term. Subject to adjustment pursuant to the terms of the Plan, the Option shall become exercisable in 25% increments beginning on the first anniversary of the option date and on each such anniversary until the options are exercisable in full.

3. Exercisability of Option. To the extent the Employee does not in any year purchase all or any part of the shares to which the Employee is entitled, the Employee has the right cumulatively thereafter to purchase any shares not so purchased and such right shall continue until the Option terminates or expires. Fractional share interests shall be disregarded, but may be cumulated. No fewer than ten (10) shares may be purchased at any one time, unless the number purchased is the total number at the time available for purchase under the Option.

4. Method of Exercise of Option. The Option shall be exercisable by the delivery to the Corporation of a written notice stating the number of shares to be purchased pursuant to the Option and accompanied by payment made in accordance with and in a form permitted by Section 2.2 of the Plan for the full purchase price of the shares to be purchased, subject to such further limitations and rules or procedures as the Board or Committee may from time to time establish as to any non-cash payment and as to the tax withholding requirements of Section 6.5 of the Plan.

5. Non-Transferability of Option. Subject to limited exceptions set forth in the Plan, the Option and any other rights of the Employee under this Agreement or the Plan are nontransferable.

6. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Chief Financial Officer, and to the Employee at the address given beneath the Employee’s signature hereto, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

7. General Terms. The Option and this Agreement are subject to, and the Corporation and the Employee agree to be bound by, the provisions of the Plan that apply to the Option. Such provisions are incorporated herein by this reference. The Employee acknowledges receiving a copy of the Plan and reading its applicable provisions. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern. Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MEADE INSTRUMENTS CORP.,

a Delaware corporation

By:/s/ Mark D. Peterson

Mark D. Peterson

Title Senior Vice President and General Counsel

EMPLOYEE

/s/ Steven L. Muellner
(Signature)

Spousal Consent

In consideration of the execution of the foregoing Stock Option Agreement by Meade Instruments Corp., I, , the spouse of the Employee therein named, do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

DATED:

Signature of Spouse